EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 3, 2025 (the “Effective Date”), by and among VisionWave Holdings, Inc., a Delaware corporation listed on Nasdaq under the ticker “VWAV” (“Buyer”), BladeRanger Ltd., a company organized under the laws of Israel and listed on the Tel Aviv Stock Exchange under the ticker “BLRN” (“Seller”), and, solely for purposes of acknowledgment and certain covenants herein, Solar Drone Ltd., an Israeli corporation (the “Company”).

RECITALS

WHEREAS, Seller is the sole owner of all of the issued and outstanding shares (the “Company Shares”) of the Company;

WHEREAS, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the Company Shares, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties entered into a Binding Letter of Intent dated November 10, 2025 (the “LOI”), which sets forth the principal terms of the transaction contemplated hereby and constitutes a firm commitment to negotiate and execute this Agreement;

WHEREAS, the transaction contemplated hereby (the “Transaction”) is intended to be structured as a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder; and

WHEREAS, as part of the Transaction, Buyer has agreed to grant certain registration rights to Seller with respect to the Buyer Shares, as set defined below and set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Business Day” means any day other than a Saturday, Sunday, any day which is a federal legal holiday in the United States or a day on which commercial banks in Wilmington, Delaware, in the State of New York or Ramat Gan, Israel are authorized or required by law or other governmental action to close.

“Buyer Shares” means 1,800,000 shares of Buyer’s common stock, $0.01 par value per share.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Common Stock Equivalents” means any securities of Buyer, or any of its subsidiaries, which, by their terms, are currently, or may become, convertible into, or exercisable or exchangeable for, shares of Buyer’ Common Stock.

“Company Intellectual Property” means all Intellectual Property owned, used, or licensed by the Company in the conduct of its business.

“Company Material Contract” means any contract or agreement to which the Company is a party that is material to its business, including but not limited to customer contracts, supplier agreements, leases, and intellectual property licenses.

“Encumbrance” means any lien, pledge, security interest, charge, claim, or other encumbrance.

“Governmental Authority” means any federal, state, local, or foreign government, or any subdivision, agency, or authority thereof.

“Intellectual Property” means all patents, trademarks, copyrights, trade secrets, software, and other intellectual property rights.

“Knowledge” means, with respect to Seller or the Company, the actual knowledge of its executive officers after reasonable inquiry.

“Law” means any statute, rule, regulation, order, ordinance, or decree of any Governmental Authority.

“Losses” means any losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees), fines, penalties, or judgments.

“Material Adverse Effect” means any change, event, or occurrence that has a material adverse effect on the business, assets, financial condition, or results of operations of the Company, taken as a whole.

“PCAOB” means the Public Company Accounting Oversight Board.

“Person” means an individual, corporation, partnership, limited liability company, trust, or other entity.

“Pre-Funded Warrants” means Pre-Funded Common Stock Purchase Warrants in the form attached as Exhibit A to purchase a number of shares of Common Stock equivalent to the difference between $21,600,000 and the aggregate value of the Buyer Shares, both based on the average daily VWAP of the common stock of the Buyer for the 5 Trading Day period immediately preceding the date of effectiveness of the Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Buyer Shares, Pre-Funded Warrants, Warrant Shares and all securities issuable in connection therewith

“Shares” means the Buyer Shares and the Warrant Shares issuable upon exercise of the Pre-Funded Warrants.

“Tax” means any federal, state, local, or foreign tax, including income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee, or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, or additions to tax or additional amounts in respect of the foregoing.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed by any party hereto in connection with the transactions contemplated hereunder.

“VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Trading Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

“Warrant Shares” the shares of common stock of the Buyer issuable upon the exercise of the Pre-Funded Warrants.

ARTICLE 2

PURCHASE AND SALE

2.2 Purchase Price. In consideration for the Company Shares, Buyer shall issue and deliver to Seller (or its designee(s)) the Buyer Shares and Pre-Funded Warrants. The Buyer Shares and Warrant Shares shall be issued in book-entry form or, if requested by Seller, in certificated form.

2.3 Closing. The closing of the Transaction (the “Closing”) shall take place remotely via the exchange of documents and signatures on December 10, 2025 (the “Closing Date”), or on such other Trading Day as the parties may mutually agree in writing on which all conditions set forth in Article 6 below have been satisfied or waived by the respective Party, but in no event later than March 10, 2026. The Closing shall be deemed effective as of 12:01 a.m. Eastern Time on the Closing Date. The Pre-Funded Warrants shall be issued within 2 business days after the date of effectiveness of the Registration Statement.

2.4 Closing Procedure.

(a) Pre-Closing Deliveries. At least three (3) Business Days prior to the Closing Date:

(i) Seller shall deliver to Buyer drafts of all documents required to be delivered by Seller at Closing pursuant to Section 2.5.

(ii) Buyer shall deliver to Seller drafts of all documents required to be delivered by Buyer at Closing pursuant to Section 2.6.

(b) Closing Deliveries and Actions. At the Closing:

(i) Seller shall deliver to Buyer the items set forth in Section 2.5.

(ii) Buyer shall deliver to Seller the items set forth in Section 2.6.

(iii) The parties shall execute and deliver such other documents and take such other actions as may be reasonably necessary to consummate the Transaction.

(c) Post-Closing Actions. Promptly following the Closing:

(i) Buyer shall cause its transfer agent to record the issuance of the Buyer Shares to Seller.

(ii) The parties shall file any required notices or reports with Governmental Authorities, including any filings required under Israeli law or with the Tel Aviv Stock Exchange (if applicable).

(d) Closing Location and Means. The Closing shall occur via electronic exchange of signatures and documents (including via DocuSign or PDF).

(e) Failure to Close. If the Closing does not occur by the required date due to a party’s breach, the non-breaching party may terminate this Agreement pursuant to Article 8.

2.5 Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) Share certificates representing all of the Company Shares, together with duly executed share transfer deeds or stock powers transferring the Company Shares to Buyer, and all other instruments, consents and corporate actions required under Israeli law to validly transfer full legal and beneficial title in the Company Shares to Buyer and to record Buyer as the sole shareholder of the Company in the Company’s shareholders’ register..

(c) Evidence of the receipt of all consents, approvals, waivers, and authorizations listed on Schedule 3.4 or otherwise required for the consummation of the Transaction.

(d) [Intentionally omitted]

(e) An officer’s certificate from Seller and the Company, as described in Section 6.1(h).

(f) A secretary’s certificate (or equivalent) from Seller and the Company, as described in Section 6.1(i).

(g) A legal opinion from counsel to Seller and the Company, as described in Section 6.1(j).

(h) Evidence of the termination of all agreements between the Company and Seller or any Affiliate of Seller, as described in Section 6.1(l).

(i) Executed assignments or transfers of any Company Intellectual Property not already owned by the Company, as described in Section 6.1(m).

(j) [Intentionally omitted]

(k) All books and records of the Company, including minute books, stock ledgers, financial records, and contracts.

(l) A certificate of good standing (or equivalent) for the Company from the Israeli Companies Registrar, dated within ten (10) days of the Closing Date.

2.6 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) Evidence of the issuance of the Buyer Shares to Seller (or its designee(s)), in book-entry form or certificated form as requested by Seller.

(b) An officer’s certificate from Buyer, as described in Section 6.2(e).

(c) A secretary’s certificate from Buyer, as described in Section 6.2(f).

(d) A certificate of good standing (or equivalent) for the Buyer from the Division of Corporations of the State of Delaware, dated as of the Closing Date.

(e) Pre-Funded Warrants issued by the Buyer to the Seller; provided that such Pre-Funded Warrants shall only be issued if the average daily VWAP of the common stock of the Buyer for the 5 Trading Day period immediately preceding the Closing is less than $12.00.

(f) Such other documents, instruments, or certificates as Seller may reasonably request to effect the Transaction.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

Seller and the Company, jointly and severally, represent and warrant to Buyer as follows, as of the date hereof and as of the Closing Date (except where a representation or warranty is made as of a specific date, in which case as of such date). Except as set forth on the disclosure schedule delivered by Seller to Buyer concurrently with the execution of this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to part of the representations and warranties made hereunder and shall be organized to correspond to the numbering of this Article 3:

3.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Israel, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a Material Adverse Effect. The Company has delivered to Buyer true and complete copies of its articles of association, memorandum of association, and other organizational documents, as amended to date, and all such documents are in full force and effect. The Company is not in violation of any of the provisions of its organizational documents.

3.2 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.3 Authorization; Enforceability. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company and Seller to enter into this Agreement and any other Transaction Documents, and to transfer the Company Shares at the Closing, has been taken or will be taken prior to the Closing. The Transaction Documents to which Seller or the Company is a party has been (or will be) duly executed and delivered by Seller and the Company and constitutes (or will constitute) the valid and binding obligation of Seller and the Company, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity.

3.4 No Conflicts; Consents. The execution, delivery, and performance of the Transaction Documents, and the consummation of the Transaction, do not and will not: (a) violate, conflict with, or result in a default under any provision of Law applicable to Seller or the Company; (b) violate, conflict with, or result in a breach of any provision of the organizational documents of Seller or the Company; (c) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any Company Material Contract, permit, license, or authorization; (d) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company; or (e) require any consent, approval, order, authorization, registration, declaration, or filing with any Governmental Authority or third party, except as set forth on Schedule 3.4. No such consent, approval, order, authorization, registration, declaration, or filing is required on the part of Seller or the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the Transaction.

3.5 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Closing, of 100,000 ordinary shares, of which the Company Shares are issued and outstanding. All of the Company Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances.

(b) There are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, or commitments of any character relating to any Company Shares or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, shareholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Company Shares.

3.6 Financial Statements.

(a) Seller has delivered to Buyer: (i) audited balance sheets and statements of income, changes in shareholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2023 and 2024 (the “Audited Financial Statements”).

3.8 Taxes.

(a) The Company has filed all Tax Returns that it was required to file under applicable Laws. All such Tax Returns are correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with Israeli law. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Encumbrances for Taxes upon any of the assets of the Company.

(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No Governmental Authority has claimed that the Company was subject to taxation in any jurisdiction where it did not file a Tax Return. No examination or audit of any Tax Return of the Company by any Governmental Authority is currently in progress or, to the Knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

3.9 Intellectual Property.

(a) Schedule 3.9(a) lists all Company Intellectual Property that is either (i)subject to any issuance, registration, application, or other filing by, to, or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names, copyrights, issued and reissued patents, and pending applications for any of the foregoing; or (ii) used in or necessary for the Company’s current or planned business as presently conducted. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. The Company has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Registrations.

(b) The Company exclusively owns all right, title, and interest in and to the Company Intellectual Property, free and clear of Encumbrances. The Company is in full compliance with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof. No Company Intellectual Property is subject to any challenge, opposition, nullity proceeding, or interference.

(c) Schedule 3.9(c) lists all licenses, sublicenses, and other agreements whereby the Company has granted rights, interests, and authority, whether royalty-bearing or otherwise, with respect to any Intellectual Property that is used in or necessary for the Company’s current or planned business as presently conducted (the “Licensed Intellectual Property”). The Company has provided Buyer with true and complete copies of all such agreements. All such agreements are valid, binding, and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such agreements.

(d) The Company Intellectual Property and Licensed Intellectual Property as currently or formerly owned, licensed, or used by the Company, and the Company’s conduct of its business as presently and formerly conducted, have not, do not, and will not infringe, violate, or misappropriate the Intellectual Property of any Person. The Company has not received any communication, and no action has been instituted, settled, or, to the Company’s Knowledge, threatened that alleges any such infringement, violation, or misappropriation, and none of the Company Intellectual Property are subject to any outstanding Governmental Order.(e) Schedule 3.9(e) lists all licenses, sublicenses, and other agreements whereby the Company grants rights or authority to any Person with respect to any Company Intellectual Property or Licensed Intellectual Property. The Company has provided Buyer with true and complete copies of all such agreements. All such agreements are valid, binding, and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such agreements. No Person has infringed, violated, or misappropriated, or is infringing, violating, or misappropriating, any Company Intellectual Property.

(f) All of the Company Intellectual Property is valid and enforceable, and all such Company Intellectual Property has been maintained in accordance with normal industry practice. No loss or expiration of any Company Intellectual Property is threatened, pending, or reasonably foreseeable.

(g) Each past and present employee, officer, director, and contractor of the Company who has contributed to or participated in the creation or development of any Company Intellectual Property has executed a valid and enforceable agreement assigning all such Intellectual Property to the Company and containing confidentiality provisions protecting the Company Intellectual Property. No such Person has any claim, right, or interest to or in any Company Intellectual Property. The Company has not utilized any inventions, trade secrets, or proprietary information of any of its employees, officers, directors, or contractors made prior to their employment or engagement by the Company.

(h) The Company has taken all reasonable steps to protect the confidentiality of its trade secrets and proprietary information. There has been no misappropriation of any material trade secrets or other material confidential Company Intellectual Property by any Person

(i) The IT systems of the Company (including hardware, software, networks, and interfaces) are sufficient for the current and anticipated needs of the Company’s business, are in good working condition, and have adequate security, back-ups, and disaster recovery arrangements.

3.10 Contracts.

(a) Schedule 3.10 lists the following contracts and agreements to which the Company is a party (collectively, the “Company Material Contracts”):

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed an Encumbrance on any of its assets;

(v) any agreement concerning confidentiality or non-competition;

(vi) any agreement with Seller or its Affiliates;

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

(xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(xii) any settlement, conciliation, or similar agreement with any Governmental Authority or pursuant to which the Company will have any material obligations after the date of this Agreement;

(xiii) any agreement under which the Company has granted any Person any registration rights (including demand or piggyback registration rights);

(xiv) any agreement under which the Company has licensed any Intellectual Property to or from any Person; or

(xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

(b) The Company has delivered to Buyer a correct and complete copy of each written Company Material Contract. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transaction (including the assignments and assumptions referred to in this Agreement); (iii) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

3.11 Litigation. There is no action, suit, proceeding, arbitration, mediation, complaint, claim, charge, or investigation before any court, arbitrator, or Governmental Authority (“Proceeding”) pending or, to the Company’s Knowledge, threatened against the Company or any of its properties or officers or directors (in their capacities as such) that (a) individually or in the aggregate could result in Liability exceeding $25,000, (b) seeks injunctive or other non-monetary relief, or (c) could materially affect the Transaction. There is no judgment, decree, injunction, rule, or order of any Governmental Authority outstanding against, or, to the Company’s Knowledge, investigation by any Governmental Authority involving, the Company or any of its properties or officers or directors (in their capacities as such). The Company has not settled any Proceeding in the past three (3) years.

3.12 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to the conduct of its business as currently conducted or the ownership and use of any of its assets, including, without limitation, all applicable aviation regulations (including those of the Israeli Civil Aviation Authority), export control laws, anti-corruption laws (including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act), data privacy and protection laws (including the Israeli Privacy Protection Law and, if applicable, GDPR), and sanctions laws.

(b) All material permits, licenses, franchises, approvals, authorizations, and consents required for the Company to conduct its business as presently conducted or to own, lease, and operate its properties (“Permits”) have been obtained, are in full force and effect, and the Company is in compliance therewith. Schedule 3.12(b) lists all such Permits.

(c) The Company has not received any notice or communication from any Governmental Authority alleging noncompliance with any Law or Permit.

3.13 Employees and Labor Matters.

(a) Schedule 3.13(a) contains a list of all persons who are employees, independent contractors, or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, including description of the type of leave, and including for each such person the following: (i) name; (ii) title or position; (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus, or other incentive-based compensation; and (vi) a description of any fringe benefits provided. All compensation, including wages, commissions, bonuses, fees, and other compensation, payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings, or commitments of the Company with respect to any compensation, commissions, bonuses, or fees.

(b) The Company is not, and has not been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council, or labor organization (collectively, “Union”), and there is not, and has not been for the past three (3) years, any Union representing or purporting to represent any employee of the Company, and, to the Company’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime, or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no Knowledge of any activities or proceedings of any labor union to organize any employees.

(c) The Company is in compliance with all applicable Laws pertaining to employment and employment practices, including those related to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance, and employee classification. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. There are no actions, suits, claims, investigations, or other legal proceedings against the Company pending, threatened, or, to the Company’s Knowledge, anticipated relating to any employee, former employee, independent contractor, or consultant.

(d) Except as set forth on Schedule 3.13(d), the Company is not a party to any employment, consulting, non-competition, or severance agreements with any current or former employee, officer, director, or consultant.

3.14 Employee Benefit Plans.

(a) Schedule 3.14(a) lists each Employee Benefit Plan that the Company maintains, administers, contributes to, or has any obligation or liability (contingent or otherwise) with respect thereto. “Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in applicable Law) and any other employee benefit plan, program, or arrangement of any kind, including stock option, stock purchase, or other equity-based compensation arrangements, severance, employment, change-in-control, bonus, incentive, deferred compensation, pension, retirement, profit-sharing, disability, health, welfare, or fringe benefit plans.

(b) The Company has provided Buyer with true and complete copies of all documents embodying each Employee Benefit Plan, including all amendments, summary plan descriptions, the most recent actuarial valuations, and tax filings.

(c) Each Employee Benefit Plan complies with all applicable Laws, has been administered in accordance with its terms, and the Company has performed all obligations required under each Employee Benefit Plan. All contributions, premiums, and payments required under each Employee Benefit Plan have been timely made.

(d) There are no investigations, audits, or proceedings pending or threatened with respect to any Employee Benefit Plan. The Company has no liability for any underfunded or unfunded Employee Benefit Plan.

3.15 Environmental Matters.

(a) The Company is currently and has been in compliance with all environmental Laws, and has not received any notice, report, or information regarding any actual or alleged violation of environmental Laws or any liabilities relating to any environmental matters.

(b) There are no pending or threatened Proceedings relating to environmental matters involving the Company or any real property currently or formerly owned, operated, or leased by the Company.

(c) The Company is not aware of any condition, event, or circumstance concerning the release or regulation of hazardous materials that might, after the Closing Date, prevent, impede, or materially increase the costs associated with the ownership, lease, operation, performance, or use of the business or assets of the Company as currently carried out.

(d) The Company has provided Buyer with copies of all environmental reports, studies, audits, assessments, and memoranda in its possession relating to the Company or its properties.

3.16 Real Property.

(a) The Company does not own any real property.

(b) Schedule 3.16(b) lists all real property leased or subleased to the Company (the “Leased Real Property”). The Company has delivered to Buyer true and complete copies of all leases and subleases relating to the Leased Real Property. With respect to each such lease: (i) the lease is legal, valid, binding, enforceable, and in full force and effect; (ii) the Company’s possession and quiet enjoyment of the Leased Real Property has not been disturbed; (iii) no event has occurred or circumstance exists which, with the delivery of notice or passage of time, would constitute a breach or default under the lease; (iv) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing; and (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease.

(c) The Leased Real Property is sufficient for the conduct of the Company’s business as presently conducted, is in good condition and repair (subject to normal wear and tear), and complies with all applicable zoning, building, health, safety, and other Laws.

3.17 Assets.

(a) The Company owns good and marketable title to, or has a valid leasehold interest in, all tangible personal property and other assets reflected in the Most Recent Balance Sheet or acquired after the Most Recent Fiscal Month End, free and clear of all Encumbrances, except as set forth on Schedule 3.17(a).

(b) All such assets are in good condition and repair (subject to normal wear and tear), suitable for the purposes for which they are used, and sufficient for the conduct of the Company’s business as presently conducted.

(c) The Company has not sold, transferred, or otherwise disposed of any material assets since the Most Recent Fiscal Month End, except in the ordinary course of business.

3.18 Insurance.

(a) Schedule 3.18 lists all insurance policies maintained by the Company, including the name of the insurer, policy numbers, coverage limits, expiration dates, and any pending claims thereunder.

(b) All such policies are in full force and effect, all premiums have been paid, and the Company is in compliance with the terms thereof. Such policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Company Material Contracts.

(c) The Company has not received any notice of cancellation, non-renewal, or material premium increase with respect to any such policy. There are no claims pending under any such policy as to which coverage has been questioned, denied, or disputed.

3.19 Related Party Transactions. Except as set forth on Schedule 3.19, no officer, director, employee, or Affiliate of the Company (nor any immediate family member thereof) has any direct or indirect interest in any Company Material Contract, owns any property used in the Company’s business, or has any business dealings or financial interest in any transaction with the Company. All transactions disclosed on Schedule 3.19 have been on arm’s-length terms and in the ordinary course of business.

3.20 Brokers or Finders. Neither the Company nor Seller has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement or the Transaction.

3.21 Customers and Suppliers.

(a) Schedule 3.21(a) lists the Company’s top ten (10) customers and top ten (10) suppliers for the past two (2) fiscal years and the current fiscal year to date, including the amounts paid or received.

(b) No such customer or supplier has notified the Company that it intends to terminate, materially reduce, or adversely modify its relationship with the Company. There are no disputes pending or threatened with any such customer or supplier.

3.22 Products and Services.

(a) Each product manufactured, sold, or delivered by the Company (including drones and related technology) has been in conformity with all applicable contractual commitments, warranties, and Laws, including aviation safety and regulatory requirements under Israeli and international standards(c) The Company has all necessary certifications, approvals, and clearances from relevant Governmental Authorities (including the Israeli Civil Aviation Authority) for its products and operations.

3.23 Data Privacy and Security.

(a) The Company complies with all applicable data privacy and security Laws, including the Israeli Privacy Protection Law, and has implemented reasonable security measures to protect personal data and confidential information.

(b) There have been no data breaches, unauthorized accesses, or security incidents involving the Company’s systems or data in the past three (3) years.

(c) The Company has provided Buyer with copies of its privacy policies, data security policies, and any data processing agreements.

3.24 Anti-Corruption and Sanctions.

(a) The Company, its directors, officers, employees, and agents have complied with all anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act and equivalent Israeli laws. No bribes or improper payments have been made or offered.

(b) The Company is not subject to any sanctions, and does not engage in business with sanctioned persons or entities.

3.25 Export Controls. The Company complies with all export control Laws, including those applicable to dual-use technologies for drones. All necessary export licenses have been obtained, and there are no violations or investigations.

3.26 Government Contracts. The Company is not a party to any contract with any Governmental Authority, and has not submitted any bids or proposals for such contracts.

3.27 Acknowledgment Regarding Buyer Shares. Seller acknowledges and agrees that: (a) the Buyer Shares are being issued in a transaction exempt from registration under the Securities Act and, accordingly, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; (b) the Buyer Shares may not be resold, transferred, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from such registration; (c) the certificates or book-entry positions representing the Buyer Shares will bear a restrictive legend substantially in the following form (or such other form as may be required by Buyer’s transfer agent or applicable Law):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

and (d) Seller is acquiring the Buyer Shares for its own account, for investment purposes only, and not with a view to any distribution thereof in violation of any applicable securities Laws.

3.28 Full Disclosure. No representation or warranty by Seller or the Company in this Agreement and no statement contained in the Disclosure Schedule or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows, as of the date hereof and as of the Closing Date:

4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to own its properties and conduct its business.

4.2 Authority; Enforceability. All corporate action required to be taken by the Buyer’s Board of Directors and shareholders in order to authorize the Buyer to enter into the Transaction Documents, and to issue the Securities at the Closing, has been taken or will be taken prior to the Closing. Buyer has full power and authority to execute, deliver, and perform the Transaction Documents and to consummate the Transaction contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed, and delivered by Buyer and constitute valid and binding obligations, enforceable in accordance with their terms.

4.3 No Conflicts. The execution, delivery, and performance of the Transaction Documents do not and will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any Law, agreement or instrument, permit, license, judgment, (b) the Buyer’s governing documents, or (c) require any consent, approval, order, authorization, waiver, or registration, declaration, notice or filing with any court or other federal, state, local or other governmental authority or any third party required for the execution, delivery and performance by Buyer of this Agreement, the Pre-Funded Warrant and any related agreements contemplated herein, or the consummation by Buyer of the transactions contemplated hereby and thereby, except as set forth on Schedule 4.3. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market upon which the Buyer’s securities are traded or listed.

4.4 The Securities. The Buyer Shares are duly authorized and, when issued, will be duly and validly issued, fully paid, and non-assessable, free and clear of Encumbrances (except for restrictions on transfer under securities Laws). The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid, and nonassessable, free and clear of all Encumbrances imposed by the Buyer (except for restrictions on transfer under securities Laws). The Buyer has reserved from its duly authorized common stock a number of shares of common stock for the issuance of Securities pursuant to the .

No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports, as contemplated by this Agreement or with respect to awards of shares of common stock under the Buyer’s equity incentive plans since its most recently filed periodic report under the Exchange Act, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Buyer or any Subsidiary is or may become bound to issue additional shares of common stock or Common Stock Equivalents (including, for the avoidance of doubt, as a result of entering into this Agreement). Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Buyer or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Buyer or any Subsidiary. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Buyer or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Buyer or any Subsidiary is or may become bound to redeem a security of the Buyer or such Subsidiary. The Buyer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Buyer’s share capital to which the Buyer is a party or between or among any of the Buyer’s shareholders.

4.5 SEC Filings. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, and including all reports on Form 8-K, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Buyer’s filings with the SEC are accurate and complete in all material respects, and the Buyer is in compliance with the provisions of the rules and regulations promulgated by the Trading Market on which any of the securities of the Buyer are listed or designated and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements. The Buyer is in compliance with Nasdaq listing requirements. There are no proceedings pending or threatened against the Buyer relating to the continued listing of the shares of common stock on Nasdaq and the Buyer has not received any notice of, nor is there any reasonable basis for, the delisting of the shares of common stock from Nasdaq.

4.6 Brokers. No broker or finder is entitled to any fee in connection with the Transaction.

4.7 Investment Company. The Buyer is not, and is not an Affiliate of, and immediately after receipt of the Company Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Buyer shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

4.8 Registration Rights. Except as described in the SEC Reports, no Person has any right to cause the Buyer to effect the registration under the Securities Act of any securities of the Buyer, except for the Seller. As of the date of this Agreement and the Closing Date, the Buyer is not or has ever been a “shell company” (as defined in Rule 405 of the Securities Act).

4.9 No Integrated Offering. Assuming the accuracy of the Seller’ representations and warranties set forth in Article 3, neither the Buyer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Buyer for purposes of (i) the Securities Act which would require the registration of the Shares, Pre-Funded Warrants or Warrant Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Buyer are listed or designated.

4.10 Regulation M Compliance. The Buyer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Buyer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Buyer, other than, in the case of clauses (ii) and (iii).

4.11 No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Buyer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Buyer, any beneficial owner of 20% or more of the Buyer’s outstanding voting equity securities, calculated on the basis of voting power, nor any Promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Buyer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Buyer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Buyer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Seller a copy of any disclosures provided thereunder. The Buyer will notify the Seller in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

4.12 Accountants. The Buyer’s accounting firm is RBSM LLP. To the knowledge and belief of the Buyer, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Registration Statement and other Buyer filings with the SEC and will express its opinion for the fiscal year ending September 30, 2025.

4.13 No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Buyer to arise, between the Buyer and the accountants and lawyers formerly or presently employed by the Buyer and the Buyer is current with respect to any fees owed to its accountants and lawyers which could affect the Buyer’s ability to perform any of its obligations under any of the Transaction Documents.

4.14 Broker/Dealer Relationships. Neither the Buyer nor any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

4.15 Emerging Growth Company Status. From the time of the initial filing of the Buyer’s first registration statement with the SEC through the date hereof, the Buyer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

4.16 Intentionally left blank.

4.17 Sarbanes-Oxley. The Buyer and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof and as of the Closing Date, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date.

4.18 Listing and Maintenance Requirements. The Buyer’s common shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Buyer’s common stock under the Exchange Act nor has the Buyer received any notification that the SEC is contemplating terminating such registration.

ARTICLE 5

COVENANTS

5.1 Removal of Legends.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Buyer or to an Affiliate of the Seller or in connection with a pledge as contemplated in Section 5.1(c), the Buyer may require the transferor thereof to provide to the Buyer an opinion of counsel selected by the transferor and reasonably acceptable to the Buyer, the form and substance of which opinion shall be reasonably satisfactory to the Buyer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Seller agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the form provided in Section 3.27 hereof.

(c) The Buyer acknowledges and agrees that the Seller may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Seller may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Buyer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. The Buyer will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are included for registration in a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(d) Certificates evidencing the Shares shall not contain any legend (“Unlegended Shares”) (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144 without information requirements, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer shall cause its counsel, at the expense of the Buyer, to issue not more than one (1) legal opinion per calendar quarter to the transfer agent or the Seller promptly if required by the transfer agent to effect the removal of the legend hereunder, or if requested by the Seller, respectively. If all or any portion of the Pre-Funded Warrants are exercised at a time when there is an effective registration statement to cover the resale of the Shares, or if such Shares may be sold and the Buyer is then in compliance with the current public information required under Rule 144 without the requirement for the Buyer to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Shares shall be issued free of all legends. The Buyer agrees that following such time as such legend is no longer required under this Section 5.1(d), the Buyer will, no later than the later of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Seller to the Buyer or the Transfer Agent of a certificate representing Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Seller a certificate representing such shares that is free from all restrictive and other legends. The Buyer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.1. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Seller by crediting the account of the Seller’s prime broker with the Depository Trust Company System as directed by the Seller. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Buyer’s primary Trading Market with respect to the common shares of the Buyer as in effect on the date of delivery of a certificate representing Shares, as applicable, issued with a restrictive legend.

5.2 Conduct of Business Prior to Closing. From the date hereof until the Closing, the Company shall conduct its business in the ordinary course, and shall not take any action outside the ordinary course without Buyer’s prior written consent, including but not limited to incurring debt, entering contracts, or disposing of assets.

5.3 Furnishing of Information. The Buyer covenants and undertakes that for so long as any Securities are held by the Seller, the Buyer will use its reasonable best efforts to remain a company subject to the reporting requirements of Section 12(b) or Section 12(g) of the Exchange Act, will file all periodic reports with the SEC pursuant to the Exchange Act, and will use its best efforts to maintain the registration of the shares of common stock under Section 12(b) or 12(g) of the Exchange Act. The Buyer further covenants and undertakes to use its reasonable best efforts to timely file all reports required to be filed by the Buyer pursuant to the Exchange Act and timely file all reports that would be required to be filed by an issuer subject to Section 12(b) or 12(g) of the Exchange Act even if the Buyer is not then subject to the reporting requirements of the Exchange Act.

5.4 Integration. The Buyer shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction or to effectuate such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction or effectuation of such other transaction.

5.5 Access to Information. Each Party shall provide the other with reasonable access to its books, records, personnel, and facilities for due diligence.

5.6 Exclusivity. Until February 28, 2026 (or earlier termination hereof), Seller and the Company shall not solicit, negotiate, or enter into any agreement regarding the sale of the Company or its assets.

5.7 Securities Laws Disclosure; Publicity. The Buyer shall (a) not later than the Business Day following the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Buyer represents to the Seller that it shall have publicly disclosed all material, non-public information delivered to any of the Seller by the Buyer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Buyer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Buyer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, on the one hand, and the Seller or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. The Buyer understands and confirms that the Seller shall be relying on the foregoing covenant in effecting transactions in securities of the Buyer. The Buyer and Seller shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Buyer nor the Seller shall issue any such press release nor otherwise make any such public statement without the prior consent of the Buyer, with respect to any press release of the Seller, or without the prior consent of the Seller, with respect to any press release of the Buyer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Buyer shall not publicly disclose the name of the Seller, or include the name of the Seller in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Seller, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Buyer shall provide the Seller with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Seller regarding such disclosure.

5.8 Shareholder Rights Plan. No claim will be made or enforced by the Buyer or, with the consent of the Buyer, any other Person, that the Seller is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Buyer, or that the Seller could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Buyer and the Seller.

5.9 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 5.7, the Buyer covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Seller or its agents or counsel with any information that constitutes, or the Buyer reasonably believes constitutes, material non-public information, unless prior thereto the Seller shall have consented in writing to the receipt of such information and agreed in writing with the Buyer to keep such information confidential. The Buyer understands and confirms that the Seller shall be relying on the foregoing covenant in effecting transactions in securities of the Buyer. To the extent that the Buyer or any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Seller without the Seller’s consent, the Buyer hereby covenants and agrees that the Seller shall not have any duty of confidentiality to the Buyer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, or a duty to the Buyer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, not to trade on the basis of, such material, non-public information, provided that the Seller shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Buyer or any Subsidiary, the Buyer shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Report on Form 8-K. The Buyer understands and confirms that the Seller shall be relying on the foregoing covenant in effecting transactions in securities of the Buyer.

5.10 Reservation of Common Shares. As of the date hereof, the Buyer has reserved and the Buyer shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Buyer to deliver Shares at Closing according to this Agreement and any Warrant Shares pursuant to any exercise of Warrants.

5.11 Listing of Common Shares. From the date hereof until two (2) years after the Closing Date, the Buyer hereby agrees to use reasonable best efforts to maintain the listing or quotation of its common shares on the Trading Market on which it is currently listed, and within forty-five (45) days from the Closing, the Buyer shall apply to list or quote all of the Shares on such Trading Market (the “Listing of the Shares”) and shall promptly secure the listing of all of the Shares on such Trading Market. The Buyer further agrees, if the Buyer applies to have the Shares traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. Until at least the Listing of the Shares, the Buyer will take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all material respects with the Buyer’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Buyer agrees to maintain the eligibility of the common shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

5.12Intentionally left blank.

5.13 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrant set forth the totality of the procedures required of the Seller in order to exercise the Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Seller to exercise their Pre-Funded Warrants. Without limiting the preceding sentences, no medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrants. The Buyer shall honor exercises of the Pre-Funded Warrants and shall deliver the Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the exercise price of any Pre-Funded Warrant be adjusted below the par value of the common shares of the Buyer.

5.14 Form D; Blue Sky Filings. To the extent required, the Buyer agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Seller. The Buyer shall take such action as the Buyer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Seller at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Seller.

5.15 Regulatory Approvals. The parties shall cooperate to obtain all required consents and approvals, including from the Tel Aviv Stock Exchange if applicable.

5.16 Further Assurances. Each party shall take such further actions as necessary to consummate the Transaction.

5.17 Registration Rights.

(a) Filing Obligation. Buyer shall prepare and file with the SEC a registration statement on Form S-1 (or on Form S-3 if Buyer is then eligible to use such form) (the “Registration Statement”) covering the resale of all Shares issued hereunder no later than ninety (90) calendar days following the Closing Date. Buyer shall include in the Registration Statement all Buyer Shares held by Seller and any permitted transferees thereof (collectively, the “Holders”).

(b) Effectiveness. Buyer shall use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than one hundred eighty (180) calendar days following the Closing Date. Buyer shall promptly notify the Holders of the effectiveness of the Registration Statement.

(c) Piggy-Back Rights. If at any time after the Closing Date and prior to the date that is two (2) years following the effectiveness of the Registration Statement, Buyer proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities (other than a registration statement on Form S-4 or S-8 or any successor forms), Buyer shall give written notice to the Holders at least fifteen (15) days prior to the filing thereof, and the Holders shall have the right to include their Buyer Shares in such registration statement, subject to customary underwriter cutbacks and priorities. Buyer shall use best efforts to cause the managing underwriter of any underwritten offering to include the Holders’ Buyer Shares therein.

(d) Lock-Up Provisions. Each Holder agrees not to sell, transfer, or otherwise dispose of any Buyer Shares for a period of one hundred eighty (180) days following the effective date of the Registration Statement (the “Lock-Up Period”), except for transfers to Affiliates who agree to be bound by the same restrictions. Notwithstanding the foregoing, the Lock-Up Period shall not apply to any Buyer Shares sold pursuant to the Registration Statement after its effectiveness.

(e) Expenses. Buyer shall bear all expenses incurred in connection with the Registration Statement, any piggy-back registrations, and the Demand Registration, including filing fees, legal fees of Buyer’s counsel, printing costs, and fees of any underwriters (but excluding underwriting discounts and commissions attributable to the Holders’ Buyer Shares).

(f) Indemnification. Buyer shall indemnify and hold harmless each Holder, its officers, directors, and agents, from and against any Losses arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon information furnished in writing to Buyer by such Holder expressly for use therein. Each Holder shall indemnify Buyer, its officers, directors, and agents, to the same extent, but only with respect to information furnished in writing by such Holder expressly for use in the Registration Statement or prospectus.

(g) Maintenance and Amendments. Buyer shall use best efforts to keep the Registration Statement continuously effective until the earlier of (i) the date all Shares covered thereby are no longer owned by the Seller or (ii) two (2) years following the Closing Date. Buyer shall promptly amend or supplement the Registration Statement as necessary to correct any inaccuracies or to reflect any material changes.

(h) Second Registration Statement. If any Pre-Funded Warrants are issued after the effectiveness date of the Registration Statement i, then within 15 days of the issuance of the Pre-Funded Warrants, Buyer shall file a second Registration Statement (the “Second Registration Statement”) to cover the Warrant Shares and the same covenants made by Buyer relating to the Registration Statement under this section 5.17 shall apply to the Second Registration Statement.

.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the Transaction is subject to the satisfaction (or waiver in writing by Buyer) of each of the following conditions on or prior to the Closing Date:

(a) Representations and Warranties. The representations and warranties of Seller and the Company set forth in Article 3 shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifiers therein) as of the date hereof and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), except where the failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Performance of Covenants. Seller and the Company shall have performed and complied in all material respects with all covenants, agreements, and obligations required to be performed or complied with by them under this Agreement on or prior to the Closing Date.

(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

(d) Mutual Due Diligence. During the next and up to ten (10) day period commencing on the date of this Agreement (the “Due Diligence Period”)., each Party shall provide the other Party with reasonable access to such Party’s books and records, contracts, personnel files, financial data and other information relating to its business, financial condition, assets, liabilities and employees as the other Party may reasonably request for purposes of conducting confirmatory due diligence in connection with the transaction.

If, prior to the expiration of the Due Diligence Period, either Party, acting reasonably and in good faith, determines on the basis of its due diligence review that the transactions contemplated hereby are not acceptable to it in any material respect, such Party may, by written notice to the other Party delivered on or before the last day of the Due Diligence Period, terminate this Agreement. Upon any such termination, this Agreement shall automatically terminate and be of no further force or effect, and neither Party shall have any further liability or obligation to the other hereunder, except for (a) obligations that expressly survive termination of this Agreement and (b) liability for any fraud or willful breach occurring prior to such termination.

Nothing in this Section 6.2 shall affect or impair the right of either Party to rely and act upon the representations and warranties of the other Party expressly set forth in this Agreement.

(e) Consents and Approvals. All required consents, approvals, waivers, authorizations, notices, and filings from or with any Governmental Authority or third party (including, without limitation, any consents required under Company Material Contracts, and any approvals from the Tel Aviv Stock Exchange if applicable) shall have been obtained or made, in form and substance satisfactory to Buyer, and shall be in full force and effect without any conditions or requirements that are materially burdensome to Buyer or the Company.

(f) Audited Financial Statements. Seller shall have delivered to Buyer the Financial Statements required under Section 5.6, in form and substance satisfactory to Buyer and suitable for filing with the SEC without material modification.

(g) No Injunction or Prohibition. No Law, injunction, order, decree, or judgment of any Governmental Authority shall be in effect that prohibits, restrains, or enjoins the consummation of the Transaction, and no action, suit, or proceeding shall be pending or threatened by any Governmental Authority seeking to prohibit, restrain, or enjoin the Transaction.

(h) Officer’s Certificate. Seller and the Company shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by an authorized officer of each of Seller and the Company, certifying to the fulfillment of the conditions specified in Sections 6.1(a), (b), and (c).

(i) Secretary’s Certificate. Seller and the Company shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by the secretary or equivalent officer of each of Seller and the Company, certifying (i) the governing documents of Seller and the Company, (ii) resolutions of the board of directors (or equivalent governing body) approving this Agreement and the Transaction, and (iii) the incumbency and signatures of the officers executing this Agreement and the Ancillary Agreements.

(j) Legal Opinion. Buyer shall have received a legal opinion from counsel to Seller and the Company, in form and substance reasonably satisfactory to Buyer, covering such matters as are customary for transactions of this type, including due organization, authority, enforceability, no conflicts, title to Company Shares, and compliance with securities laws.

(k) [Intentionally omitted]

(l) Termination of Agreements. All agreements between the Company and Seller or any Affiliate of Seller (including any management, consulting, or intercompany agreements) shall have been terminated without any further liability to the Company, and evidence thereof shall have been delivered to Buyer.

(m) Intellectual Property Assignments. All necessary assignments or transfers of Company Intellectual Property to the Company shall have been executed and delivered, in form satisfactory to Buyer.

(n) Closing Deliverables. Seller shall have delivered all items required under Section 2.5, including the original share certificates representing the Company Shares (or affidavits of lost certificates), duly endorsed for transfer to Buyer, and any other transfer documents required under Israeli law.

(o) No Litigation. There shall be no litigation, claim, investigation, or proceeding pending or threatened against the Company, Seller, or Buyer that could materially affect the Transaction or result in material liability to the Company or Buyer post-Closing.

(p) Insurance. All insurance policies listed on Schedule 3.16 shall be in full force and effect, with no outstanding claims or notices of cancellation.

(q) Employee Matters. There shall be no material labor disputes, strikes, or terminations of key employees, and all employee benefit plans shall be in compliance with applicable Laws.

(r) Environmental Compliance. Buyer shall have received satisfactory evidence that the Company is in compliance with all environmental Laws, with no outstanding violations or liabilities.

(s) Tax Clearance. Seller shall have delivered tax clearance certificates or equivalent documentation from relevant taxing authorities in Israel and any other applicable jurisdictions, confirming that all Taxes have been paid or provided for.

(t) Other Documents. All other documents, instruments, or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement or reasonably requested by Buyer in connection with the Transaction shall have been delivered.

6.2 Conditions to Seller’s Obligations. The obligation of Seller to consummate the Transaction is subject to the satisfaction (or waiver in writing by Seller) of each of the following conditions on or prior to the Closing Date:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 shall be true and correct in all material respects (without giving effect to any materiality qualifiers therein) as of the date hereof and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), except where the failure to be so true and correct would not, individually or in the aggregate, materially impair Buyer’s ability to consummate the Transaction.

(b) Performance of Covenants. Buyer shall have performed and complied in all material respects with all covenants, agreements, and obligations required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(c) Mutual Due Diligence. During the Due Diligence Period, each Party shall provide the other Party with reasonable access to such Party’s books and records, contracts, personnel files, financial data and other information relating to its business, financial condition, assets, liabilities and employees as the other Party may reasonably request for purposes of conducting confirmatory due diligence in connection with the transaction.

If, prior to the expiration of the Due Diligence Period, either Party, acting reasonably and in good faith, determines on the basis of its due diligence review that the transactions contemplated hereby are not acceptable to it in any material respect, such Party may, by written notice to the other Party delivered on or before the last day of the Due Diligence Period, terminate this Agreement. Upon any such termination, this Agreement shall automatically terminate and be of no further force or effect, and neither Party shall have any further liability or obligation to the other hereunder, except for (a) obligations that expressly survive termination of this Agreement and (b) liability for any fraud or willful breach occurring prior to such termination.

Nothing in this Section 6.2 shall affect or impair the right of either Party to rely and act upon the representations and warranties of the other Party expressly set forth in this Agreement.

(d) No Injunction or Prohibition. No Law, injunction, order, decree, or judgment of any Governmental Authority shall be in effect that prohibits, restrains, or enjoins the consummation of the Transaction, and no action, suit, or proceeding shall be pending or threatened by any Governmental Authority seeking to prohibit, restrain, or enjoin the Transaction.

(e) Officer’s Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by an authorized officer of Buyer, certifying to the fulfillment of the conditions specified in Sections 6.2(a) and (b).

(f) Secretary’s Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by the secretary of Buyer, certifying (i) the governing documents of Buyer, (ii) resolutions of the board of directors approving this Agreement and the Transaction, including the issuance of the Securities, and (iii) the incumbency and signatures of the officers executing this Agreement and the Ancillary Agreements.

(g) Closing Deliverables. Buyer shall have delivered all items required under Section 2.6, including evidence of the issuance of the Buyer Shares and issuance of the Pre-Funded Warrants.

(h) Other Documents. All other documents, instruments, or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement or reasonably requested by Seller in connection with the Transaction shall have been delivered.

ARTICLE 7

INDEMNIFICATION

7.1 Survival. All representations and warranties contained in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date (the “General Survival Period”), except that: (i) the representations and warranties set forth in Sections 3.1 (Organization and Good Standing), 3.2 (Authority; Enforceability), 3.4 (Capitalization), and 3.18 (Brokers) (collectively, the “Fundamental Representations”) shall survive indefinitely; All covenants and agreements that contemplate performance after the Closing shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

7.2 Indemnification by Seller. Subject to the limitations set forth in this Article 7, Seller shall indemnify, defend, and hold harmless Buyer, its Affiliates (including, after the Closing, the Company), and their respective officers, directors, employees, agents, successors, and assigns (collectively, the “Buyer Indemnitees”) from and against any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees arising out of, resulting from, or relating to:

(a) Any inaccuracy in or breach of any representation or warranty made by Seller or the Company in Article 3 of this Agreement or in any certificate delivered pursuant hereto;

(b) Any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller or the Company pursuant to this Agreement;

(c) Any Taxes of the Company attributable to any pre-Closing tax period, including any Taxes arising from the Transaction;

(d) Any third-party claims related to the Company’s operations, products, or services prior to the Closing Date, including but not limited to product liability, warranty claims, or intellectual property infringement claims;

(e) Any environmental liabilities or violations of environmental Laws relating to the Company’s pre-Closing activities or properties; or

(f) Any fraud, intentional misrepresentation, or willful misconduct by Seller or the Company in connection with this Agreement or the Transaction.

7.3 Indemnification by Buyer. Subject to the limitations set forth in this Article 7, Buyer shall indemnify, defend, and hold harmless Seller, its Affiliates, and their respective officers, directors, employees, agents, successors, and assigns (collectively, the “Seller Indemnitees”) from and against any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees arising out of, resulting from, or relating to:

(a) Any inaccuracy in or breach of any representation or warranty made by Buyer in Article 4 of this Agreement or in any certificate delivered pursuant hereto;

(b) Any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c) Any fraud, intentional misrepresentation, or willful misconduct by Buyer in connection with this Agreement or the Transaction.

7.4 Limitations on Indemnification.

(a) Basket. The Buyer Indemnitees shall not be entitled to recover any Losses under Section 7.2(a) and the Seller Indemnitees shall not be entitled to recover any Losses under Section 7.3(a) (in each case, other than with respect to Fundamental Representations, Taxes, Intellectual Property, or Environmental Matters) until the aggregate amount of all such Losses exceeds $50,000 (the “Basket”), in which event such Indemnitees shall be entitled to recover all such Losses in excess of the Basket. No Basket shall apply to claims for fraud, intentional misrepresentation, willful misconduct, or breaches of Fundamental Representations, Taxes, Intellectual Property, or Environmental Matters.

(b) Cap. The aggregate liability of Seller for indemnification under Section 7.2 and of Buyer for indemnification under Section 7.3 shall not exceed a number of Buyer Shares equal to ten percent (10%) of the Buyer Shares issued to Seller at the Closing (the “General Cap”). No General Cap shall apply to claims based on fraud, intentional misrepresentation or willful misconduct or to claims relating to Fundamental Representations, Taxes, Intellectual Property or Environmental Matters.

(c) No Duplication. Any indemnification payment hereunder shall be net of (i) any insurance proceeds actually received by the indemnified party (net of costs of recovery and any premium increases), (ii) any tax benefits realized by the indemnified party, and (iii) any amounts recovered from third parties. The indemnified party shall not be entitled to multiple recoveries for the same Loss.

(d) Mitigation. Each indemnified party shall use commercially reasonable efforts to mitigate any Losses upon becoming aware of any event that would reasonably be expected to give rise thereto, including pursuing insurance claims or third-party recoveries.

(e) Materiality Scrape. For purposes of determining whether there has been a breach and calculating Losses, all materiality qualifiers (including “Material Adverse Effect”) in the representations and warranties shall be disregarded.

(f) Exclusive Remedy. Except in cases of fraud, intentional misrepresentation, willful misconduct, or for equitable relief (including specific performance under Section 9.12), the indemnification provisions in this Article 7 shall be the sole and exclusive remedy of the parties with respect to any and all claims arising out of or relating to this Agreement or the Transaction. Without limiting the foregoing, and subject to Section 7.4(b), any indemnification in respect of claims under Sections 7.2 and 7.3 shall be satisfied solely in accordance with Section 7.6.

7.5 Indemnification Procedures.

(a) Notice of Claim. The indemnified party shall promptly notify the indemnifying party in writing of any claim for which indemnification is sought (a “Claim Notice”), describing the claim in reasonable detail, the amount thereof (if known and quantifiable), and the basis therefor; provided, however, that failure to give such prompt notice shall not relieve the indemnifying party of its obligations except to the extent it is materially prejudiced thereby.

(b) Third-Party Claims. If a claim by a third party (a “Third-Party Claim”) is made against any indemnified party, the indemnifying party may, at its election and expense, assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party assumes the defense, the indemnified party may participate in (but not control) such defense at its own expense. The indemnifying party shall keep the indemnified party reasonably informed of the status of the defense. If the indemnifying party does not assume the defense within thirty (30) days of receipt of the Claim Notice, the indemnified party may defend the claim at the indemnifying party’s expense.

(c) Settlement. The indemnifying party shall not settle, compromise, or consent to the entry of any judgment in any Third-Party Claim without the prior written consent of the indemnified party (not to be unreasonably withheld, conditioned, or delayed), unless such settlement (i) includes an unconditional release of the indemnified party from all liability, (ii) does not include any admission of wrongdoing, (iii) does not impose any injunctive or non-monetary relief on the indemnified party, and (iv) does not require any payment by the indemnified party. If the indemnified party withholds consent unreasonably, its recovery shall be limited to the amount it could have obtained through the proposed settlement.

(d) Direct Claims. For claims not involving Third-Party Claims, the indemnified party shall provide a Claim Notice, and the parties shall negotiate in good faith to resolve the claim. If not resolved within thirty (30) days, either party may commence proceedings under Section 9.10.

(e) Cooperation. The indemnified party shall cooperate fully with the indemnifying party in the defense of any claim, including providing access to records and personnel as reasonably requested.

(f) Tax Claims. Notwithstanding the foregoing, any claims relating to Taxes shall be governed by additional procedures: Seller shall have the right to control any Tax audit or proceeding relating to pre-Closing periods, provided it keeps Buyer informed and does not settle without Buyer’s consent (not to be unreasonably withheld). Buyer shall control post-Closing Tax matters but shall consult with Seller on pre-Closing issues.

7.6 Payment of Indemnification Claims. Any indemnification amounts due shall be satisfied solely and exclusively by way of forfeiture and cancellation (in the case of Seller) or issuance and delivery (in the case of Buyer) of Buyer Shares, as applicable. The number of Buyer Shares so forfeited, cancelled, issued or delivered in respect of any finally determined Loss shall be calculated by dividing the dollar amount of such Loss by the closing price of Buyer’s common stock on Nasdaq on the Closing Date and rounding up to the nearest whole share; provided that, in no event shall the aggregate number of Buyer Shares so forfeited, cancelled, issued or delivered by either party exceed the General Cap.

If, due to applicable Law, stock exchange rules or any other bona fide legal or regulatory restriction, the indemnified party is unable to receive Buyer Shares as contemplated above, the parties shall appoint, by mutual agreement, a licensed securities broker, at the indemnifying party’s expense, who shall sell in ordinary brokerage transactions on Nasdaq the Buyer Shares that would otherwise have been so forfeited, cancelled, issued or delivered and shall remit to the indemnified party the net cash proceeds of such sales after deduction of applicable Taxes and customary brokerage commissions. For the avoidance of doubt, except as required under the preceding sentence, neither party shall be required to satisfy any indemnification obligations in cash.

7.7 Insurance and Other Recoveries. The amount of any Loss shall be reduced by any amounts actually recovered by the indemnified party from insurance or third parties (net of recovery costs). If such recovery is received after payment of indemnification, the indemnified party shall promptly remit the excess to the indemnifying party.

ARTICLE 8

TERMINATION

8.1 Termination Events. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written consent of Buyer and Seller;

(b) By either Buyer or Seller if the Closing has not occurred on or before March 10, 2026 (the “Outside Date”), provided that the right to terminate under this Section 8.1(b) shall not be available to any party whose material breach of this Agreement has been the primary cause of the failure of the Closing to occur by such date;

(c) By Buyer, if Seller or the Company has breached any representation, warranty, covenant, or agreement contained in this Agreement in any material respect, and such breach (i) would give rise to the failure of a condition set forth in Article 6 and (ii) has not been cured within fifteen (15) days after written notice thereof (or, if such breach is not capable of being cured within such period, if Seller or the Company has not commenced and diligently pursued cure);

(d) By Seller, if Buyer has breached any representation, warranty, covenant, or agreement contained in this Agreement in any material respect, and such breach (i) would give rise to the failure of a condition set forth in Article 6 and (ii) has not been cured within fifteen (15) days after written notice thereof (or, if such breach is not capable of being cured within such period, if Buyer has not commenced and diligently pursued cure);

(e) By either party if any Governmental Authority of competent jurisdiction shall have issued a final, non-appealable order, decree, or ruling, or taken any other action, permanently restraining, enjoining, or otherwise prohibiting the consummation of the Transaction; or

(f) By Buyer, if there has been a Material Adverse Effect since the date of this Agreement that is continuing and uncured.

8.2 Notice of Termination. Any termination pursuant to Section 8.1 (other than by mutual consent) shall be effected by written notice to the other party, specifying the basis for termination.

8.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1:

(a) This Agreement shall forthwith become void and of no further force or effect, and there shall be no liability or obligation on the part of any party hereto, except that (i) the provisions of Section 5.4 (Confidentiality), Section 5.7 (Press Releases), Section 9.1 (Expenses), Section 9.2 (Governing Law; Jurisdiction), Section 9.10 (Dispute Resolution), and this Section 8.3 shall survive any termination; and (ii) nothing herein shall relieve any party from liability for any intentional breach of this Agreement or fraud prior to such termination.

(b) All confidential information received by the parties shall be returned or destroyed in accordance with the terms of the Non-Disclosure Agreement.

(c) If this Agreement is terminated by Buyer pursuant to Section 8.1(c) or 8.1(f), or by either party pursuant to Section 8.1(b) where the failure to close is due to Seller’s breach, Seller shall reimburse Buyer for its reasonable out-of-pocket expenses incurred in connection with this Agreement and the Transaction, up to a maximum of $250,000, payable within ten (10) Business Days of demand.

(d) If this Agreement is terminated by Seller pursuant to Section 8.1(d), or by either party pursuant to Section 8.1(b) where the failure to close is due to Buyer’s breach, Buyer shall reimburse Seller for its reasonable out-of-pocket expenses incurred in connection with this Agreement and the Transaction, up to a maximum of $250,000, payable within ten (10) Business Days of demand.

(e) The parties acknowledge that the remedies set forth in this Section 8.3 are not exclusive and that the non-breaching party may seek damages or other relief for pre-termination breaches, subject to the limitations in Article 7 (to the extent applicable).

ARTICLE 9

MISCELLANEOUS

9.1 Expenses. Except as otherwise expressly provided herein (including in Section 8.3), each party shall bear its own costs and expenses incurred in connection with the preparation, execution, and performance of this Agreement and the consummation of the Transaction, including all fees and expenses of its representatives, legal counsel, accountants, investment bankers, and other advisors, whether or not the Transaction is consummated.

9.2 Governing Law; Jurisdiction. This Agreement and all disputes, claims, or controversies arising out of or relating to this Agreement or the Transaction shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of laws principles. Subject to Section 9.10, Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York or the Federal Court located in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9.3 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by email (with confirmation of receipt), (c) on the first Business Day after mailing if sent by overnight courier service, or (d) three (3) Business Days after mailing if sent by registered or certified mail (postage prepaid, return receipt requested), to the following addresses (or to such other addresses as a party may designate by notice to the other parties):

If to Buyer:

VisionWave Holdings, Inc.

300 Delaware Ave., Suite 210 #301

Wilmington, DE 19801

Attention: Douglas Davis, Executive Chairman

Email: ddavis@vwav.inc

With a copy to:

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

If to Seller:

BladeRanger Ltd.

1 Hayasmin Street

Ramat Efal, Ramat Gan, Israel

Attention: Shmuel Yannay, CEO and Director

Email:

With a copy to:

VICTOR TSHUVA & CO’ LAW OFFICES

40 Tuval street, 6th Floor

Ramat Gan, Israel 5252247

9.4 Amendments and Waivers. This Agreement may be amended, modified, or supplemented only by a written instrument signed by each of the parties hereto. Any waiver of any term or condition hereof must be in writing and signed by the party against whom the waiver is to be effective. No waiver shall operate as a waiver of any other term or condition or as a continuing waiver.

9.5 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

9.6 Assignment; Binding Effect. This Agreement may not be assigned by any party without the prior written consent of the other parties, except that Buyer may assign its rights and obligations hereunder to an Affiliate or successor in interest without such consent, provided that Buyer remains liable for its obligations. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.7 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures (including via DocuSign or PDF) shall be deemed originals for all purposes.

9.8 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, the Ancillary Agreements, and the LOI (to the extent not superseded hereby), constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written.

9.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except for the indemnification rights of the Buyer Indemnitees and Seller Indemnitees under Article 7.

9.10 Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement or the breach thereof shall first be submitted to non-binding mediation in New York, New York, administered by JAMS (or a similar organization) under its mediation rules, with the costs shared equally. If not resolved within thirty (30) days of submission to mediation, the dispute shall be resolved by binding arbitration in New York, New York,, administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules, by a single arbitrator. The arbitrator’s award shall be final and binding, and judgment may be entered thereon in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs. Notwithstanding the foregoing, any party may seek injunctive or equitable relief in court without prior mediation or arbitration.

9.11 Interpretation. The headings and captions used in this Agreement are for convenience only and shall not affect the interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting the document. The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation.”

9.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of proving the inadequacy of money damages or posting any bond.

9.13 Force Majeure. No party shall be liable for any failure to perform its obligations hereunder (other than payment obligations) if such failure results from any act of God, war, terrorism, strike, fire, flood, earthquake, or other similar cause beyond its reasonable control, provided that the affected party promptly notifies the other parties and uses commercially reasonable efforts to overcome such event.

9.14 Publicity. Except as required by Law or stock exchange rules, no party shall issue any press release or make any public statement regarding this Agreement or the Transaction without the prior written approval of the other parties, which approval shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Executive Chairman

Address: 300 Delaware Ave., Suite 210 #301, Wilmington, DE 19801

SELLER:

BLADERANGER LTD.

By: /s/ Shmuel Yannay

Name: Shmuel Yannay

Title: CEO and Director

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

By: /s/ Hagay Climor

Name: Hagay Climor

Title: Executive Chairman

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

COMPANY (for acknowledgment):

SOLAR DRONE LTD.

By: /s/ Shmuel Yannay

Name: Shmuel Yannay

Title: Director

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

By: /s/ Hagay Climor

Name: Hagay Climor

Title: Director

Address: 1 Hayasmin Street, Ramat Efal, Ramat Gan, Israel

SCHEDULES

Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.